UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUALITY DISTRIBUTION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3802 Corporex Park Drive

Tampa, Florida 33619

April 18, 2006

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Quality Distribution, Inc., which will be held on Thursday, May 18, 2006, beginning at 10:00 a.m., Eastern Time. The meeting will be held at the Marriott Marquis Hotel, located at 1535 Broadway, New York, NY 10036. The purpose of the meeting is to consider and vote upon the proposals explained in the accompanying notice of annual meeting of shareholders and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed. We have also enclosed our 2005 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2005.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing, and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Gerald L. Detter

Chief Executive Officer and

Chairman of the Board of Directors

3802 Corporex Park Drive

Tampa, Florida 33619

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Quality Distribution, Inc. will be held on Thursday, May 18, 2006, at 10:00 a.m., Eastern Time at the Marriott Marquis Hotel, located at 1535 Broadway (at 46th Street), New York, NY 10036 for the following purposes:

(1)	To elect twelve directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the 2006 fiscal year; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 10, 2006, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Robert J. Millstone

Corporate Secretary

April 18, 2006

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, mark and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, marking and returning the proxy card will save the Company the expense and effort of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for the purpose of returning your proxy card. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. “Street Name” shareholders who wish to vote in person will need to obtain a proxy from the person in whose name their shares are registered.

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as an owner of the common stock, no par value, of Quality Distribution, Inc., in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at Quality Distribution’s 2006 annual meeting of shareholders.

Unless the context requires otherwise, references in this statement to “Quality Distribution”, “QDI”, the “Company”, “we”, “us”, or “our” refer to Quality Distribution, Inc. and its consolidated subsidiaries.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2006 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about April 18, 2006.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 18, 2006
10:00 a.m. Eastern Time
Marriott Marquis Hotel
1535 Broadway
New York, NY 10036

Items to be Voted Upon	You will be voting on the following matters:

The election of twelve directors;

The ratification of the appointment of the independent auditors; and

Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, April 10, 2006. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 19,053,988 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on April 10, 2006, the record date for voting. In order to vote in person at the annual meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Proxy Card

If you sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the other item of business, you may vote “FOR” or “AGAINST” the matter, or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

•	“FOR” the election of all twelve nominees for director identified on pages 4, 5 and 6;

•	“FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent auditors; and

•	in our discretion as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by:

•	submitting a new proxy with a later date by signing and returning a proxy card to the Company;

•	attending the annual meeting and voting in person; or

•	sending written notice of revocation addressed to our Corporate Secretary at the address of the Company.

Quorum

A quorum is required to hold an annual meeting and conduct business. A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Quality Distribution’s common stock.

Votes Required

Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The ratification of the appointment of the independent auditors will be approved if the votes cast at a meeting at which a quorum is present favoring the ratification exceed the votes cast opposing it. Any other matters will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our Articles of Incorporation or By-Laws or the Florida Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Florida corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and for which the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Since abstentions and broker non-votes are not considered votes cast on a proposal and are not considered votes opposing the election of a director or other actions, abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of our independent registered public accounting firm.

Solicitation

Quality Distribution will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We have engaged The Altman Group, Inc. to assist us with the distribution of proxies (but not the solicitation thereof). We expect to pay The Altman Group, Inc. approximately $2,000 for its services. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Articles of Incorporation and By-Laws provide that our Board shall comprise not fewer than one nor more than thirteen directors. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Our Board is composed of twelve members. Each of our directors is required to stand for reelection every year. The Board has determined to maintain the Board at twelve seats as of the Annual Meeting and the Corporate Governance Committee determined to nominate each current director to serve for another term. If elected at the annual meeting, each of the nominees below would serve until the 2007 annual meeting and until his successor is elected and qualified, or until such director’s earlier death, disability, resignation, or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated. There are no family relationships among any of our directors or executive officers.

Nominees for Election for a One-Year Term Expiring at the 2007 Annual Meeting

Gerald L. Detter (61) has been employed as Chief Executive Officer of QDI since June 6, 2005. Mr. Detter is a director of QDI and serves as Chairman of the Board. On November 9, 2005, Mr. Detter relinquished the title of President of QDI to Gary R. Enzor as part of a Board-approved succession plan. Prior to his employment by QDI, Mr. Detter served as Senior Vice President of CNF, Inc. and President and Chief Executive Officer of Con-Way Transportation Services, Inc., a trucking subsidiary of CNF, from 1997 until his retirement in December 2004.

Marc E. Becker (33) has been a director of QDI since June 1998. Mr. Becker is a partner of Apollo Management, L.P. (“Apollo”). He has been employed with Apollo since 1996 and has served as an officer of certain affiliates of Apollo since 1999. Prior to that time, Mr. Becker was employed by Smith Barney Inc. within its investment banking division. Mr. Becker serves on several boards of directors including National Financial Partners Corporation, Metals USA, Inc., and UAP Holding Corp.

Robert H. Falk (67) has been a director of Quality Distribution since May 13, 2005 and has been a partner in Apollo since 1992. Prior to joining Apollo, Mr. Falk was a senior partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, heading legal teams in a wide range of commercial transactions, including public and private corporate financing, leveraged acquisitions and financial restructuring.

Robert E. Gadomski (59) has been a director of Quality Distribution since May 13, 2005. Mr. Gadomski spent his career with Air Products and Chemicals, Inc., a $7 billion industrial gas and chemical company, until his retirement in 2004. From 1970 he held increasingly responsible positions, serving as Executive Vice President, Chemicals Group from 1996 to 1999, and Executive Vice President, Gasses and Equipment Group, from 1999 to 2004. Mr. Gadomski currently serves as the Halsey Distinguished Visiting Professor at the University of Virginia. Mr. Gadomski is the Managing Director of a consulting business, Napowan Associates, LLC. He is a director of Reeb Millwork.

Joshua J. Harris (41) has been a director of Quality Distribution since June 1998. Mr. Harris is a founding partner of Apollo since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Hexion Specialty Chemicals, Inc., Nalco Holding Company, Metals USA, Inc., UAP Holding Corp., Covalence Specialty Materials, Inc., and Allied Waste Industries, Inc.

Richard B. Marchese (64) has been a director of Quality Distribution since January 1, 2004. Mr. Marchese served as Quality Distribution’s interim Chief Financial Officer from September through November, 2004. Mr. Marchese served as Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation from 1989 until his retirement at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation and prior to that as the Controller of the Resins Division of Georgia Pacific Corporation. Mr. Marchese is a director of Nalco Holding Company and BlueLinx Holdings, Inc.

Thomas R. Miklich (59) has been a director of Quality Distribution since May 13, 2005. He was Chief Financial Officer of OM Group, Inc., a chemical company specializing in nickel and cobalt products, from 2002 until his retirement in 2004. Prior to that he was Chief Financial Officer and General Counsel of Invacare Corporation from 1993 to 2002. He is a director of UAP Holding Corp. and Titan Technology Partners.

Donald C. Orris (64) has been a director of Quality Distribution since 1999. Since May 1999, Mr. Orris has been Chairman, President and Chief Executive Officer of Pacer International, Inc. From Pacer Logistics’s inception in March 1997 until May 1999 he served as Chairman, President and Chief Executive Officer of Pacer Logistics.

Eric L. Press (40) has been a director of Quality Distribution since May 26, 2004. Mr. Press is a partner of Apollo. He has been employed with Apollo since 1998 and has served as an officer of certain affiliates of Apollo. From 1992 to 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz specializing in mergers, acquisitions, restructurings and related financing transactions. He is a director of Metals USA, Inc.

M. Ali Rashid (29) has been a director of Quality Distribution since June 28, 2005 and is a principal of Apollo Management, L.P. He has been employed with Apollo since 2000. Prior to joining Apollo, Mr. Rashid was employed by the Goldman Sachs Group, Inc. in the Financial Institutions Group of its Investment Banking Division from August 1998 to July 2000. He received an M.B.A. from the Stanford Graduate School of Business and a B.S. from Georgetown University. He is a director of Metals USA, Inc.

Alan H. Schumacher (59) has been a director of Quality Distribution since May 13, 2004. From 1997 to 2000, Mr. Schumacher served in various financial positions at American National Can and American National Can Group, most recently serving as Executive Vice President and Chief Financial Officer. Mr. Schumacher is currently a member of the Federal Accounting Standards Advisory Board. He is a director of Anchor Glass Container Corporation and BlueLinx Holdings, Inc.

Michael D. Weiner (53) has been a director of Quality Distribution since June 1998. Mr. Weiner is a partner of Apollo and has served as Vice President and General Counsel of Apollo and certain affiliates of Apollo since 1992. Prior to 1992, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius LLP, specializing in securities law, public and private financing, and corporate and commercial transactions. Mr. Weiner is also a director of Goodman Global Holdings, Inc, Hughes Communications, Inc., and SkyTerra Communications, Inc.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 2005, our Board held eight meetings and acted by unanimous written consent seven times. The Board has an Audit Committee, a Corporate Governance Committee, a Compensation Committee, and an Executive Committee. In addition, during 2004, the Board constituted a Special Litigation Committee which completed its work in 2005 and was abolished. All of the directors attended 75% or more of the combined total meetings of the Board (held during the period the director served) and the committees on which they served during 2005 except Mr. Harris, who attended 69%.

We encourage our directors to attend annual meetings of our shareholders. All of our directors have indicated that they expect to attend the 2006 annual meeting. Nine of eleven director nominees, who were directors in May 2005, attended the 2005 annual meeting.

Audit Committee

Our Board of Directors has an Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control, and legal compliance functions. The Audit Committee also oversees the audit activities of our independent registered public accounting firm and takes those actions it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management.

The Audit Committee currently consists of three directors, Messrs. Gadomski, Miklich and Schumacher. Messrs. Gadomski, Miklich and Schumacher are independent directors as such term is defined in Rule 10A-3(b) under the Securities Exchange Act of 1934 (“Exchange Act”) and as defined in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc.’s Marketplace Rules (“Nasdaq Rules”). Our Board of Directors has determined that Mr. Schumacher, the Chair of the Audit Committee, is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act.

The Audit Committee met 16 times during the last fiscal year. The Board, upon recommendation of the Audit Committee, has adopted a written Audit Committee Charter which can be found on our website at www.qualitydistribution.com. Information contained on our website does not constitute a part of this proxy statement.

Corporate Governance Committee

Our Board of Directors has a Corporate Governance Committee. The Corporate Governance Committee identifies, evaluates and recommends potential Board and Committee members. The Corporate Governance Committee also develops and recommends to the Board governance guidelines. The members of the Corporate Governance Committee are Messrs. Harris, Becker, and Schumacher. Although it is not required due to the Company’s status as a “controlled company,” Messrs. Harris, Becker, and Schumacher are independent directors under Rule 4200(a)(15) of the Nasdaq Rules. Mr. Harris serves as Chair of the Corporate Governance Committee. The Corporate Governance Committee met two times during the last fiscal year. The Corporate Governance Committee has adopted a Corporate Governance Committee Charter, which can be found on our website at www.qualitydistribution.com.

Compensation Committee

Our Board of Directors has a Compensation Committee. The Compensation Committee determines our compensation policies and forms of compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines stock-based compensation for our directors, officers, and employees and administers our stock incentive plans. The members of the Compensation Committee are Messrs. Harris, Becker, and Schumacher. Although it is not required due to the Company’s status as a “controlled company” each member of the Compensation Committee is an independent director under the Nasdaq Rules. Mr. Harris serves as Chair of the Compensation Committee. The Compensation Committee met eight times during the last fiscal year. The Compensation Committee has adopted a Compensation Committee Charter, which can be found on our website at www.qualitydistribution.com.

Executive Committee

Our Board of Directors has an Executive Committee. The Executive Committee consults with and advises the officers of the Company in the management of its business and exercises the power and authority of the Board of Directors to direct the business and affairs of the Company in intervals between meetings of the Board, subject to certain exceptions. The members of the Executive Committee are Messrs. Harris, Becker and Marchese. Mr. Harris serves as Chairman of the Executive Committee. The Executive Committee met 14 times during the last fiscal year.

Special Litigation Committee

In July 2004, the Company received a letter from a putative shareholder demanding that the Company take certain actions to remedy alleged mismanagement relating to the irregularities at the Company’s subsidiary, Power Purchasing Inc. At its meeting on October 5, 2004, the Board constituted a Special Litigation Committee to, among other things, consider the shareholder letter and determine what actions to take. The Special Litigation Committee comprised Messrs. Schumacher and Marchese. Mr. Schumacher acted as Chairman of the Committee. The Special Litigation Committee met four times in 2005 and concluded its business with the settlement of the litigation. It has been disbanded.

CONTROLLED COMPANY EXCEPTION

Quality Distribution is a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Rules because more than 50% of our voting power is controlled by Apollo. See “Security Ownership of Certain Beneficial Owners and Management.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to (1) having a majority of independent directors on our Board, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by a majority of the independent directors or a committee composed solely of independent directors.

DIRECTOR NOMINATION PROCEDURES

At present, the Corporate Governance Committee determines nominees for director. The Corporate Governance Committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary or appropriate for the Corporate Governance Committee to have such a policy because the Amended and Restated By-Laws of the Company provide that directors shall be elected by a plurality of the votes cast by shares entitled to vote at a meeting at which a quorum is present, and the Company is controlled by Apollo Investment Fund III, L.P., Apollo Overseas Partners, III, L.P. and Apollo (U.K.) Partners III, L.P. who collectively own a majority of the shares of Quality Distribution.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates except Mr. Detter. The Board and the Corporate Governance Committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. For more information, please see the investor relations section of our website at www.qualitydistribution.com. Other information contained on our website does not constitute a part of this proxy statement.

DIRECTOR COMPENSATION

Our directors who are not members of management or employees of Apollo are, for 2006, compensated with a retainer of $30,000 plus a grant of $30,000 in value of restricted stock. The 2006 grant of restricted stock vests ratably over four years beginning on the first anniversary of the grant if the individual remains a director. Directors are paid $1,000 per Board of Directors’ meeting attended and $1,000 per committee meeting attended. The chairman of each Committee receives $2,000, rather than $1,000, per Committee meeting.

APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP served as our independent auditors for the fiscal year ending December 31, 2005. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2006. We are submitting our appointment of independent auditors for shareholder ratification at this annual meeting.

Our Articles of Incorporation and By-Laws do not require that our shareholders ratify the appointment of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered public accounting firm would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee reviews the Company’s financial reporting process on behalf of our Board. Management is responsible for the preparation, presentation and integrity of Quality Distribution’s financial statements; implementing accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting, and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with senior management and independent auditors the process used for certifications of our disclosure controls and procedures and our internal control over financial reporting by Quality Distribution’s chief executive officer and chief financial officer, which is required by the Securities and Exchange Commission (“SEC”) for certain filings with the SEC.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

During the course of 2005, management continued testing and evaluation of Quality Distribution’s system of internal control over financial reporting and the Company’s disclosure controls and procedures in response to the requirements set forth in the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at Audit Committee meetings either regularly scheduled or scheduled for that purpose.

Our management is required to publicly assess the effectiveness of our disclosure controls and procedures in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K and our internal control over financial reporting in our Annual Report on Form 10-K. The Audit Committee reviewed the reports of management contained in Quality Distribution’s Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2005, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Quality Distribution’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules and of Quality Distribution’s internal control over financial reporting.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, “Communication with Audit Committees,” and Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from Quality Distribution and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent auditor to Quality Distribution is compatible with the auditor’s independence. There were no non-audit services provided by PricewaterhouseCoopers in 2005.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting control. The independent auditors and internal auditors have unrestricted access to the Audit Committee. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, inclusion of the audited financial statements for the year ended December 31, 2005 in Quality Distribution’s Annual Report on Form 10-K.

THE AUDIT COMMITTEE

Alan H. Schumacher

Robert E. Gadomski**

Thomas R. Miklich**

*	The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

**	Messrs. Gadomski and Miklich did not become members of the Audit Committee until May 13, 2005.

FEES PAID TO INDEPENDENT AUDITORS IN 2004 and 2005

Our Audit Committee Charter requires that the Audit Committee be solely and directly responsible for the appointment, compensatory retention, evaluation, and oversight of the work of the independent auditors, including but not limited to, approving fees, evaluating the scope of the audit, and pre-approving all audit and non-audit services.

Audit Fees

During the years ended December 31, 2005 and 2004, we were billed $2.3 and $1.9 million, respectively, for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q. The 2005 fees include, among other things, work on internal controls testing and work on the Company’s registration statement on Form S-4.

Audit-Related Fees

No audit-related fees were billed by PwC during 2005 or 2004.

Tax Fees

No tax fees were billed by PwC during 2005 or 2004.

All Other Fees

No other fees were billed by PwC during 2005 or 2004.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2006 (based on shares of common stock outstanding), by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock,

•	each of our directors,

•	each of our named executive officers, and

•	all directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days after March 31, 2006, but excludes shares of common stock underlying options or warrants held by any other person.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Gerald L. Detter(1)(2)(3)	35,716	*
Gary R. Enzor(1)(2)(3)	78,903	*
Thomas L. Finkbiner(4)	269,077	1.40%
Virgil T. Leslie(1)(2)(3)	207,283	1.08%
Robert J. Millstone(1)(2)(3)	28,195	*
Timothy B. Page(1)(2)(3)	47,691	*
Marc E. Becker(3)(5)(6)	20,000	*
Robert H. Falk(5)(6)	-0-
Robert E. Gadomski(1)(7)	8,778	*
Joshua J. Harris(3)(5)(6)	20,000	*
Richard B. Marchese(1)(3)(7)	27,690	*
Thomas R. Miklich(1)(3)(7)	3,778	*
Donald C. Orris(1)(3)(7)	27,274	*
Eric L. Press(3)(5)(6)	10,000	*
M. Ali Rashid(5)(6)	-0-
Alan H. Schumacher(1)(3)(7)	17,274	*
Michael D. Weiner(3)(5)(6)	20,000	*
All executive officers and directors as a group (17 persons)(8)	672,135	3.43%
Apollo Investment Fund III, L.P.(9)	10,535,312	55.26%
Cannell Capital LLC(10)	1,700,000	8.92%
Federated Investors(11)	1,133,100	5.95%
Wasatch Advisors, Inc.(12)	1,377,875	7.23%

*	Less than 1.0%

(1)	The business address for Messrs. Detter, Enzor, Gadomski, Leslie, Marchese, Miklich, Millstone, Orris, Page and Schumacher is Quality Distribution, Inc., 3802 Corporex Park Drive, Tampa, FL 33619.
(2)	The shares for certain of our executive officers include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which has voting rights. Mr. Detter has no shares of restricted stock, but has “stock units” not included in this table, which are described under “Executive Compensation.” Mr. Enzor has 9,709 shares granted in December 2004, which vest in equal annual installments over four years beginning December 31, 2005; and 7,194 shares granted in December 2005, which vest in equal annual installments over four years beginning December 31, 2006. Mr. Leslie has 5,588 shares granted in December, 2003, which vest in equal annual installments over five years beginning December 31, 2004; and 3,195 shares granted in December 2004, which vest in equal annual installments over four years beginning December 31, 2005. Mr. Millstone has 3,195 shares granted in December 2004, which vest in equal annual installments over four years beginning December 31, 2005. Mr. Page has 4,425 shares granted in December 2004, which vest in equal annual installments over four years beginning December 31, 2005; and 5,766 shares granted December 2005, which vest in equal annual installments over four years beginning December 31, 2006.
(3)	The shares for certain of our executive officers and directors include stock options that have vested as of March 31, 2006 or will vest within 60 days thereafter. Mr. Detter has 35,716 vested options; Mr. Enzor has 50,000 vested options; Mr. Leslie has 198,500 vested options; Mr. Millstone has 25,000 vested options; Mr. Page has 37,500 vested options; Mr. Marchese has 20,416 vested options; each of Messrs. Becker, Harris, Orris and Weiner has 20,000 vested options; and each of Mr. Press and Mr. Schumacher has 10,000 vested options.
(4)	Mr. Finkbiner resigned as President and CEO June 6, 2005. The business address for Mr. Finkbiner is 3802 Corporex Park Drive, Tampa, FL 33619. Mr. Finkbiner forfeited all of his unvested stock options and shares of restricted stock upon his resignation as President and Chief Executive Officer. He had 116,000 vested options as of March 31, 2006.
(5)	The business address for Messrs. Becker, Falk, Harris, Press, Rashid, and Weiner is Apollo Management, L.P., 9 West 57th Street, New York, NY 10019.
(6)	Messrs. Becker, Falk, Harris, Press, and Weiner are each a partner and Mr. Rashid is a principal of Apollo and Messrs. Becker, Falk, Harris, Press, Rashid and Weiner are each an officer or director of certain affiliates of Apollo. Although each of Messrs. Becker, Falk, Harris, Press, Rashid, and Weiner may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.
(7)	The shares for our independent outside directors (those not employees of the Company or Apollo) include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which has voting rights and vests over four years in equal annual installments. These shares were granted in January 2005 and 2006. Each of Messrs. Marchese, Orris, and Schumacher was granted 3,496 shares in January 2005 and each of Messrs. Gadomski, Marchese, Miklich, Orris and Schumacher was granted 3,778 shares in January 2006.
(8)	The shares for all executive officers and directors as a group include 569,232 options that have vested or will vest within 60 days of March 31, 2006, and 74,998 shares of restricted stock.
(9)	Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom, as well as 7,810 shares, which are issuable upon exercise of QDI’s warrants held by such entities. Also includes 136,521 shares owned by two other institutional investors as to which Apollo has sole voting power pursuant to the irrevocable proxy granted by such institutional investors in the Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, dated as of August 28, 1998 as amended by Amendment No. 1 dated April 2, 2002. That document provides that in no event shall the grant of the proxy be effective to the extent that the voting power of the proxy, when combined with the voting power of Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., or Apollo (U.K.) Partners III, L.P. would exceed 79.99% of the voting power of QDI. The address of Apollo Investment Fund III, L.P. is c/o Apollo Advisors III, L.P., Two Manhattanville Road, Purchase, New York 10577.
(10)

Based solely on information obtained from a Schedule 13G filed by J. Carlo Cannell with the SEC on or about February 15, 2006, and without independent investigation of the disclosure contained therein. The business address of Mr. Cannell is 150 California Street, San Francisco, CA 94111. Mr. Cannell has sole investment power and sole voting power for all 1,700,000 shares. Cannell Capital LLC is an investment advisor. The report is filed jointly by Mr. Cannell; Cannell Capital LLC; The Anegada Master Fund Limited; The Cuttyhunk Fund Limited; Tonga Partners L.P.; and T.E. Cannell Portfolio, Ltd.

(11)	Based solely on information obtained from a Schedule 13G filed by Federated Investors, Inc. with the SEC on or about February 14, 2006 and without independent investigation of the disclosure contained therein. The business address of Federated Investors is Federated Investors Tower, Pittsburgh, PA 15222. The entity has sole investment power and sole voting power for all 1,133,100 shares. The report is filed jointly by Federated Investors, Inc.; Voting Shares Irrevocable Trust; John F. Donahue; Rhodora J. Donahue; and J. Christopher Donahue. The address for the Trust and for the Donahues is the same as Federated Investors.
(12)	Based solely on information obtained from a Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on or about February 14, 2006 and without independent investigation of the disclosure contained therein. The business address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111. The entity has sole investment power and sole voting power for all 1,377,875 shares.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid by QDI for services rendered by our Chief Executive Officer, our former Chief Executive Officer, and our four other most highly compensated executive officers, (the “Named Executive Officers”) during the years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

	Annual Compensation			Long-Term Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)(2)	Securities Underlying Options (#)	All Other Compensation(3)
Gerald L. Detter(4) Chief Executive Officer and Chairman of the Board	2005 2004 2003	215,385 — —	0 — —	2,344,993 — —	250,000 — —	514,059 — —

Thomas L. Finkbiner(5) Former President and Chief Executive Officer	2005 2004 2003	224,949 264,053 254,273	0 — 69,000	0 62,584 700,000	0 47,000 464,000	13,667 9,498 5,410

Gary R. Enzor(6) President and Chief Operating Officer	2005 2004 2003	254,292 6,466 —	46,125 0 —	49,998 74,468 —	25,000 200,000 —	193,545 0 —

Timothy B. Page(7) Sr. Vice President and Chief Financial Officer	2005 2004 2003	241,546 14,642 —	34,440 0 —	35,000 35,002 —	0 150,000 —	142,997 0 —

Robert J. Millstone(8) Senior Vice President and General Counsel	2005 2004 2003	219,615 75,855 —	27,060 0 —	0 26,998 —	0 100,000 —	166,611 161 —

Virgil T. Leslie(9) Executive Vice President—Sales	2005 2004 2003	220,096 218,077 194,204	27,122 — 50,000	0 27,008 95,000	0 28,500 170,000	5,262 3,239 2,152

(1)	All restricted stock was granted pursuant to the 2003 Restricted Stock Incentive Plan. Grants for 2003 vest in equal installments over five years beginning December 31, 2004. Restricted Stock Awards for 2003 were granted on November 5, 2003, contingent on the closing of the initial public offering, based on a price per share equal to the initial public offering price of $17. Grants for 2004 vest in equal installments over four years beginning December 31, 2005. Grants for 2004 for Messrs. Finkbiner, Millstone and Leslie were granted effective December 31, 2004, based on the closing market price on that date. Grants to Messrs. Enzor and Page were made as part of their contractual compensation. Mr. Enzor’s grant was on December 13, 2004 and Mr. Page’s grant was on December 1, 2004. These shares vest in equal annual installments over four years beginning December 31, 2004. Restricted stock grants were made to Messrs. Enzor and Page on December 13, 2005 and December 1, 2005, respectively, as part of their contractual compensation. These shares vest in equal annual installments over four years beginning December 31, 2006. The amount and value of the named executive officers’ unvested restricted stock and stock unit holdings at December 31, 2005 based upon the fair market value of our common stock on that date ($7.97 per share) are as follows: Mr. Detter—306,535 shares ($2,443,084); Mr. Finkbiner—0 shares ($0); Mr. Enzor—14,476 shares ($115,374); Mr. Millstone—2,397 shares ($19,104); Mr. Leslie—5,750 shares ($45,828); Mr. Page— 9,085 shares ($72,407). All unvested stock options and shares of restricted stock held by Mr. Finkbiner were forfeited upon his resignation as President and Chief Executive Officer.
(2)

Upon joining Quality, Mr. Detter was granted 300,000 “stock units” (“Stock Units”) plus $50,000 in value of Stock Units annually with the first grant made upon execution of his employment agreement and subsequent grants on each anniversary. Under the Stock Unit Grant Agreement, the 300,000 Unit grant (“Initial Grant”) vests on December 31, 2006 if Mr. Detter is still an employee on that date. The Initial Grant also vests upon a change in control event, in the event of Mr. Detter’s death or disability, or if Mr. Detter terminates his employment for good cause or if the Company terminates his employment without cause.

The number of Stock Units awarded in annual grants (“Annual Awards”) are determined by dividing $50,000 by the fair market value of the Company’s common stock on the date of grant. Stock Units subject to each annual award vest (i) 14.2% on December 31 of the year in which such Annual Award is granted; and (ii) 28.6% on December 31 of each successive year, but all such Stock Units vest immediately if the average fair market value of the Company’s common stock equals or exceeds $30.00 per share for any consecutive 180 trading-day period if Mr. Detter is still employed by the Company. In the event of Mr. Detter’s death or disability, or if Mr. Detter terminates his employment for good cause or if the Company terminates his employment without cause, the Annual Awards vest immediately.

The Stock Units are credited to an unfunded account and dividends, if any, paid on Company stock are paid on Stock Units as dividend equivalents in additional Stock Units rather than in cash. Stock Units credited will be distributed in a single lump sum as an equivalent whole number of shares of the Company’s common stock. The Company has discretion to pay Stock Units attributable to dividend equivalents in cash. Fractional share interests are disregarded, but may be cumulated, or, in the Company’s discretion, paid in cash. The Initial Grant will be distributed upon the first to occur of: (1) December 31, 2008, (2) termination of employment with the Company, (3) disability, or (4) a change in control event. Annual awards will be distributed upon the first to occur of: (1) termination of employment, (2) disability, or (3) a change in control event.

Mr. Detter may request a distribution for an unforeseeable emergency. Such distribution will be subject to approval by the Compensation Committee and may be made only to the extent necessary to satisfy such emergency (plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution) and only from vested Stock Units. The number of Stock Units may be adjusted in the event of certain extraordinary corporate events.

(3)	Amounts shown represent employer contributions to the 401(k) plan, automobile allowance, employer-paid premiums for group term life insurance, and employer-paid relocation expenses. In addition the Company pays above market-rate interest on amounts deferred under its Deferred Compensation Plan effective January 1, 2001 and its Key Employee Deferred Compensation Plan effective January 1, 2005. Amounts paid in excess of 120% of the federal long-term rate (which is based on the annualized rate for 10-year Treasury Notes for the relevant period) are included in all other compensation.
(4)	Mr. Detter joined Quality Distribution as President and Chief Executive Officer on June 6, 2005 and relinquished the title of President on November 9, 2005. For Mr. Detter, all other compensation comprises $500,000 in a relocation payment, $12,277 in car allowance, and $1,782 in life insurance premiums.
(5)	Mr. Finkbiner resigned as President and CEO on June 6, 2005. He remains an employee. Mr. Finkbiner forfeited all of his unvested stock options and shares of restricted stock upon his resignation as President and Chief Executive Officer. For Mr. Finkbiner, all other compensation comprises: for 2005, $10,793 in above market-rate interest, $2,071 in Company contributions to the 401(k) plan, and $803 in life insurance premiums; for 2004, $8,547 in above market-rate interest and $951 in life insurance premiums; and for 2003, $4,504 in above market-rate interest and $906 in life insurance premiums.
(6)	Mr. Enzor joined Quality as Chief Operating Officer December 13, 2004 and became President on November 9, 2005. For Mr. Enzor, all other compensation for 2005 comprises $191,460 in relocation, $1,765 in Company contributions to the 401(k) plan, and $320 in life insurance premiums.
(7)	Mr. Page joined Quality as Senior Vice President and Chief Financial Officer on December 1, 2004. For Mr. Page, all other compensation for 2005 comprises $140,366 in relocation, $1,874 in Company contributions to the 401(k) plan, and $757 in life insurance premiums.
(8)	Mr. Millstone joined Quality as Senior Vice President and General Counsel on September 7, 2004. For Mr. Millstone, all other compensation for 2005 comprises $162,426 in relocation, $1,981 in Company contributions to the 401(k) plan, and $2,204 in employer paid premiums for life insurance; for 2004, it comprised $161 in life insurance premiums.
(9)	For Mr. Leslie, all other compensation for 2005 comprises $3,436 in above market-rate interest, $1,324 in Company contributions to the 401(k) plan, and $502 in life insurance premiums; for 2004, it compromised $2,744 in above market-rate interest and $495 in life insurance premiums; and for 2003, it comprised $1,719 in above market-rate interest and $433 in life insurance premiums.

Option/SAR Grants in Last Fiscal Year

The following table sets forth the grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005.

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options (#)(1)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Gerald L. Detter	250,000	62.3%	7.65	06/04/15	1,202,761	3,048,032
Gary R. Enzor	25,000	6.2%	6.68	11/08/15	105,025	266,155

(1)	These options were granted pursuant to the Quality Distribution, Inc. 2003 Stock Option Plan, were non-qualified, were granted at market value on the effective date of the grant, vest in 25% increments over four years and have a term of ten years.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 2005 and unexercised options held as of the fiscal year ended December 31, 2005:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options At FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald L. Detter			35,716	214,284	11,429	68,571
Thomas L. Finkbiner	—	—	116,000	-0-	-0-	-0-
Gary R. Enzor	—	—	50,000	175,000	141,000	455,250
Timothy B. Page	—	—	37,500	112,500	2,250	6,750
Robert J. Millstone	—	—	25,000	75,000	26,500	79,500
Virgil T. Leslie	—	—	198,000	-0-	-0-	-0-

(1)	Calculated based on the fair market value of our common stock on December 31, 2005 ($7.97 per share).

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS*

The Compensation Committee of the Board of Directors presents the following report on executive compensation for the fiscal year ended December 31, 2005.

Overall Compensation Policies. The primary compensation policy of QDI, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” QDI and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of QDI’s stock. To further these goals, QDI’s compensation structure for executive officers has three components:

•	Long-Term Incentive Awards (Stock Options, Restricted Stock and Stock Units)

•	Annual Bonus

•	Base Salary

Stock options and restricted stock awards are generally determined and approved by the Compensation Committee but three Named Executive Officers are entitled to annual awards under their employment agreements. The annual bonus target and base salary for each of the Named Executive Officers has been established under his respective employment agreement. The base salaries and annual bonuses for other executive officers are determined in accordance with their employment agreements and the compensation policies outlined in this Report.

Base Salary. Base salary levels are assigned to positions based on job responsibilities, the Company’s historical salary levels for that position, and an informal review of salaries paid by similar enterprises for similarly situated employees. In certain cases, base salary levels were determined in negotiations to recruit certain executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the executive to leave his current position, and the compensation paid historically to executives recruited for that position.

Annual Bonus. The annual bonus plan for 2005 in which most executives of the Company, including the Named Executive Officers, participated provided for executive bonuses that were determined based, in part, upon the executive’s level of base compensation, the achievement of QDI’s EDITDA thresholds, and qualitative criteria specific to each employee. Target levels were not reached for 2005, and no payments were made under the annual bonus plan. However, the Compensation Committee approved a one-time, special payment based on efforts made by the Company to improve performance. The Chief Executive Officer, by agreement with the Committee, declined to participate in that payment.

Deferred Compensation

We implemented a Key Employee Deferred Compensation Plan during 2005. The plan allows participants to defer payment of a portion of their salary or bonus. Amounts deferred are reflected by Quality as bookkeeping accounts in the name of each participant. The plan is an unfunded, unsecured and nonqualified deferred compensation arrangement. We may credit the account of any participant with additional contributions in our discretion, which amounts vest over four years. In addition, Quality is obligated to credit the account of each participant with interest at a rate determined by the Compensation Committee. Amounts credited under this plan must be paid by us six months after the termination of a participant’s employment. During 2005 one named executive officer participated in the plan. We did not make any discretionary contributions to any participant’s account in 2005.

Long-Term Incentive Awards Compensation. Long-term incentives are intended, in general, to help further QDI’s growth and success by permitting QDI’s officers, employees and consultants to acquire shares of QDI’s common stock, thereby increasing their personal interest in the Company’s growth and success, to help further link the interests of award recipients with those of QDI’s shareholders generally, and to provide an additional means to help QDI attract and retain, as well as reward, outstanding contributions by the award recipients. From time to time, Quality provides long-term incentives to executives and other key employees through the grant of stock options and restricted stock under the 2003 Stock Option Plan and the 2003 Restricted Stock Incentive Plan. The Compensation Committee agreed to issue stock units to Mr. Detter in 2005 in connection with his employment. The Compensation Committee has not considered granting stock units to any other employee.

In approving certain stock option grants (effective January 3, 2006), the Compensation Committee considered, among other factors, executives’ total compensation packages, options previously granted, the potential dilutive effects of the grants, industry practices and trends, respective executive accountability levels, future potential stock values, the length of the respective executive’s tenure with QDI, creation of proper incentives to enhance QDI’s long-term performance, and the executives’ respective contributions towards the achievement of QDI’s goals and objectives.

QDI’s stock option and restricted stock grants typically vest in equal annual installments as set by the Committee at the time of the grant. Typically, the exercise price of each option will be no less than the market value of the underlying stock on the date of grant of the award.

On December 5, 2005, the Compensation Committee approved the vesting on December 31, 2005 of all unvested options under the 2003 Stock Option Plan with an exercise price of $8.00 or higher. As a result of the accelerated vesting, approximately 744,000 options outstanding became exercisable on December 31, 2005, of which approximately 224,000 were held by executive officers and members of the Board of Directors.

The Compensation Committee considered several factors in determining to authorize the option acceleration, including the effect on QDI’s reported stock option expense in future periods, the comparability of Quality’s statements of operations in prior and subsequent periods, and the potential benefit to QDI and its shareholders in retaining the services of affected directors, officers and employees. The Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” requires the Company to amortize the fair value of unvested stock options as of QDI’s fiscal year beginning January 1, 2006. By accelerating the vesting of the affected stock options, the Company greatly reduced the future need to report non-cash compensation expense for these options. Quality also did not recognize any compensation expense in its quarter ended December 31, 2005 as a result of the acceleration.

No grants were made of restricted stock as part of the general executive compensation program for 2005. Three executives, Messrs. Detter, Enzor and Page receive annual grants of restricted stock or stock units as part of their contractual annual compensation. The employment agreements of Messrs. Detter, Enzor and Page are described under “Employment Agreements.”

Chief Executive Officer Compensation. In 2005, the Board determined that it was in the best interest of the Company to employ a new President and Chief Executive Officer. Accordingly, the Board conducted a search through a professional search agency and located Mr. Detter. Negotiations with Mr. Detter culminated in an employment agreement and Mr. Detter undertook the job of President and Chief Executive Officer on June 6, 2005. Mr. Detter’s compensation was based, among other factors, upon his previous compensation as CEO of Con-Way Transportation Services, compensation needed to induce him to leave retirement, compensation he would lose from Con-Way as a result of taking this position, and market data as to the compensation of CEOs of comparable companies.

Mr. Detter’s compensation has not changed since his employment agreement was signed. Mr. Detter voluntarily declined to participate in the special payment approved by the Compensation Committee in

December 2005 for bonus-eligible employees. The Board approved this step. Additionally, on November 4, 2005, Gary R. Enzor, as part of the Company’s succession planning, was appointed President, while Mr. Detter remained Chairman of the Board and Chief Executive Officer. The Board approved this step and did not alter Mr. Detter’s compensation.

Tax Treatment. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation paid in a particular year to any “covered employee” (which term generally includes the corporation’s chief executive officer and the four other most highly compensated executive officers as of the end of the relevant year) to the extent that the compensation paid to the employee for that year exceeds $1 million. However, qualifying performance-based compensation will not be subject to the Section 162(m) deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Committee has taken actions it believes appropriate to preserve the deductibility of compensation. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Current base salary and anticipated bonus levels are not expected to exceed the Section 162(m) deduction limit. Compensation relating to stock option, restricted stock and stock unit awards may exceed the Section 162(m) deduction limit.

THE COMPENSATION COMMITTEE

Joshua J. Harris

Marc E. Becker

Alan H. Schumacher

*	The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE GRAPH*

The following graph depicts a comparison of cumulative total shareholder returns for Quality Distribution as compared to the Nasdaq Trucking & Transportation Index and the Nasdaq Stock Market (U.S.) Index. The graph assumes the investment of $100 on November 7, 2003 (the date Quality Distribution’s stock began trading on the Nasdaq National Market) through March 31, 2006.

*	The performance graph is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Employment Agreements

On November 8, 1999, QDI entered into an employment agreement with Thomas L. Finkbiner as President and Chief Executive Officer of QDI with a base salary of $260,000 per annum. In November, 2002, Mr. Finkbiner agreed to a 5% reduction in the rate of his base salary in order to help improve QDI’s cash flow. Mr. Finkbiner’s employment contract also provided that he was eligible to receive an annual bonus of up to 25% of base salary based on pre-determined performance standards subject to the Board’s discretion. The employment agreement provided for a two-year term of service, with an automatic one-year extension on each anniversary date, unless the Company or Mr. Finkbiner gives notice that that term will not be so extended.

On June 6, 2005, Thomas L. Finkbiner submitted his resignation as Chairman of the Board, President and Chief Executive Officer, and a director of the Company. Simultaneously, Mr. Finkbiner’s Employment Agreement was amended and he ceased to be an executive officer. Under his amended and restated employment agreement, Mr. Finkbiner serves as an advisor to Quality and is paid a monthly base salary of $15,818.68. All unvested restricted stock and all unvested options held by Mr. Finkbiner were immediately forfeited upon his resignation. His vested options remain exercisable through the term of the agreement. The agreement, in the absence of Mr. Finkbiner’s resignation or removal, runs to June 6, 2007.

On June 3, 2004, QDI entered into an amended employment agreement with Virgil T. Leslie to perform the duties of Executive Vice President—Sales of QDI with a base salary of $210,000 per annum. The employment agreement, as amended, provides for a two-year term, with an automatic one-year extension on each anniversary date, unless the Company or Mr. Leslie gives notice that the term will not be so extended.

On August 3, 2004, QDI entered into an employment agreement with Robert J. Millstone to perform the duties of Senior Vice President, General Counsel, and Secretary with a base salary of $210,000. The employment agreement became effective September 7, 2004. The agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. Mr. Millstone was granted options covering 100,000 shares of QDI stock at a per share exercise price of $6.91 per share, which was the closing price on the Nasdaq Stock Market on September 7, 2004. The options will vest in equal annual installments over four years. The employment agreement provides for a two-year term with an automatic extension on each anniversary date, unless Mr. Millstone or QDI gives notice that the term will not be so extended.

On November 3, 2004, QDI entered into an employment agreement with Gary R. Enzor to perform the duties of Executive Vice President and Chief Operating Officer with a base salary of $250,000. The employment agreement was effective as of December 13, 2004. The agreement included an incentive bonus of up to 45% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. The agreement provides for employment at will. Mr. Enzor was granted options covering 200,000 shares of QDI stock at a per share exercise price of $5.15 per share, which was the closing price on the Nasdaq Stock Market on November 3, 2004. Mr. Enzor was granted $50,000 in value of restricted shares based on the $5.15 closing price. In addition, on each of the first five anniversaries of Mr. Enzor’s employment, he will be granted $50,000 worth of restricted shares at the then fair market value per share. The options and the 2004 and 2005 grants of restricted stock will vest in equal annual installments over four years.

On November 9, 2005, QDI appointed Mr. Enzor as its President. Mr. Enzor continues to serve as the Company’s Chief Operating Officer. In connection with Mr. Enzor’s appointment as President, his salary under his Employment Agreement dated November 3, 2004 has been increased to $285,000 from $250,000 per annum and he will be eligible to receive an annual cash bonus up to 60% of his base salary, rather than 45%, beginning with the 2006 fiscal year. The other terms and conditions of Mr. Enzor’s existing employment agreement remain in effect. Mr. Enzor was also granted stock options covering 25,000 shares of common stock of the Company at an exercise price equal to $6.68, the closing price of the Company’s common stock on Nasdaq National Market on November 9, 2005, which vest ratably over four years.

On November 4, 2004, QDI entered into an employment agreement with Timothy B. Page to perform the duties of Senior Vice President and Chief Financial Officer with a base salary of $240,000. The employment agreement was effective as of December 1, 2004. The agreement includes an incentive bonus of up to 35% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. The agreement provides for employment at will. Mr. Page was granted options covering 150,000 shares of QDI stock at a per share exercise price of $7.91 per share, which was the closing price on the Nasdaq Stock Market on December 1, 2004. Mr. Page was granted $35,000 worth of restricted shares based on the $7.91 closing price. In addition, on each of the first five anniversaries of Mr. Page’s employment, he will be granted $35,000 worth of restricted shares at the then fair market value per share. The options and the 2004 and 2005 grants of restricted stock will vest in equal annual installments over four years.

QDI entered into an employment agreement with Gerald L. Detter dated June 5, 2005, to perform the duties of President and Chief Executive Officer. Mr. Detter was subsequently appointed to the Board of Directors to fill a vacancy thereon and elected Chairman of the Board. The employment agreement provides for a three-year term with an automatic extension on each anniversary date, unless Mr. Detter or QDI gives notice that the term will not be so extended.

Mr. Detter receives a salary of $450,000 per annum (comprising $400,000 in cash and stock units (“Stock Units”) with a fair market value of $50,000). The Stock Units are granted solely to Mr. Detter and should be differentiated from stock options under the 2003 Stock Option Plan and restricted stock under the 2003 Restricted Stock Incentive Plan. Additionally, Mr. Detter is eligible to receive an annual cash bonus of up to 85% of his base salary. Mr. Detter receives the other normal benefits accorded employees or executive officers of the Company plus a car allowance.

Upon execution of his employment agreement, Mr. Detter was granted Stock Units covering 300,000 shares of the Company’s common stock and the first annual Stock Unit base salary grant of 6,535 units valued at $50,000 based on the closing price of the Company’s common stock on the Nasdaq Stock Market on June 3, 2005, of $7.65. The 300,000 share Stock Unit grant will vest on December 31, 2006. Each annual grant vests 14.2% on December 31 of the year in which such annual grant is made and 28.6% on December 31 of each successive year until fully vested; provided, however, that all such Stock Units will vest immediately if the average fair market value of the Company’s common stock equals or exceeds $30 per share for any consecutive 180 trading-day period. Stock Units may be forfeited if Mr. Detter leaves the Company and vesting may be accelerated in certain defined circumstances.

In addition, Mr. Detter has been granted options covering 250,000 shares of the Company’s common stock at an exercise price $7.65, which is equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on June 3, 2005. The options vest ratably over three and a half years provided Mr. Detter is an officer or director of the Company.

On November 9, 2005, concurrent with Mr. Enzor’s appointment as President, Mr. Detter, as part of a Board-approved succession plan, resigned from his position as President. Mr. Detter continues to serve the Company as its Chief Executive Officer and Chairman of the Board of Directors. No change was made in Mr. Detter’s compensation.

Each of these employment agreements provides for severance if the employment of the executive is terminated without “cause” or if the executive resigns for “good reason.” Good reason includes:

•	a material diminution of duties;

•	a material breach by QDI of its compensation and benefit obligations; or

•	an involuntary relocation by more than 50 miles from Tampa, Florida.

Under such circumstances:

•	Mr. Detter would be entitled to receive his base salary for two years and continued medical and other benefits.

•	All other contracted executives would be entitled to receive base salary for one year after such termination, continued medical and other benefits, and, in some cases, all or part of the target bonus.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Harris, Mr. Becker, and Mr. Schumacher serve on the Compensation Committee. None of the members is or has been an officer or employee of QDI. Prior to the establishment of the Compensation Committee in November 2003, our Board of Directors established levels of compensation for our executive officers. There are not currently any compensation committee interlocks between us and other entities involving our executive officers and Board members who serve as executive officers or Board members of such other entities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Limited Recourse Secured Promissory Note and Pledge Agreement

Mr. Finkbiner, QDI’s former President and Chief Executive Officer, signed a Limited Recourse Secured Promissory Note for $800,000 in November 1999 in conjunction with his purchase of QDI stock. The loan bears interest at a rate calculated based on QDI’s cost of borrowings and is secured by a pledge by Mr. Finkbiner of a portion of his QDI common stock. The principal amount of the loan is due on November 8, 2007, or upon the termination of Mr. Finkbiner’s employment, with mandatory prepayments due upon, and to the extent of, the receipt of after-tax proceeds from the sale of Mr. Finkbiner’s pledged securities. As of December 31, 2005, the entire $800,000 principal amount of the loan was outstanding.

Registration Rights Agreement

At the time of its initial public offering in November, 2003, QDI entered into a registration rights agreement with Apollo and Mr. Finkbiner among others, pursuant to which Apollo obtained an unlimited number of demand and incidental registration rights and each of the other parties thereto obtained incidental registration rights. As a result, at Apollo’s written request, QDI is obligated to prepare and file a registration statement covering the shares so requested to be registered by Apollo. In addition, should QDI propose in the future to register any of its common stock for sale to the public, Apollo and the other parties thereto have the opportunity to include their common stock in the same or a concurrent registration statement filed by us, subject to customary cutbacks at the option of any underwriters of such future offerings. All of the 10,390,981 shares of common stock owned by Apollo after the offering of QDI common stock and all of the 208,737 shares of common stock owned by the other parties after the offering of QDI common stock, including the shares of common stock issued upon conversion of QDI’s preferred stock, will have registration rights under this agreement. We will bear all expenses, other than selling expenses, incurred in the registration process. The registration rights agreement provides for standard indemnification provisions for an agreement of this type. Additionally, the registration rights agreement provides for preemptive rights granted to Apollo with respect to the sale of certain QDI capital stock and certain equity securities convertible into capital stock, other than in connection with the offering of QDI common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. The Company believes that, during the fiscal year 2005, its directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% shareholders.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2007 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than December 18, 2006 (which is 120 calendar days before the anniversary of the date of this proxy statement). Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. If the date of next year’s Annual Meeting is moved more than 30 days before or after May 18, 2007 (which is the anniversary of this year’s Annual Meeting) we must receive notice of the shareholder proposal within a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals should be sent to 3802 Corporex Park Drive, Tampa, Florida, 33619, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

By Order of the Board of Directors

Gerald L. Detter

Chief Executive Officer and Chairman of the Board of Directors

Dated: April 18, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

QUALITY DISTRIBUTION, INC.

May 18, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

AND A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Ratification of the Appointment of Independent Auditors:	☐	☐	☐

		NOMINEES:	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.
☐	FOR ALL NOMINEES	0 Marc E. Becker
0 Gerald L. Detter
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	0 Robert H. Falk 0 Robert E. Gadomski

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR ALL nominees in Proposal 1 and FOR Proposal 2. Should any other matter requiring a vote of the shareholders arise, the proxies named on the reverse side are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

0 Joshua J. Harris
☐	FOR ALL EXCEPT	0 Richard B. Marchese
	(See instructions below)	0 Thomas R. Miklich
0 Donald C. Orris
0 Eric L. Press
0 M. Ali Rashid
0 Alan H. Schumacher
0 Michael D. Weiner

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QUALITY DISTRIBUTION, INC.

3802 Corporex Park Drive

Tampa, Florida 33619

ANNUAL MEETING OF SHAREHOLDERS – May 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Quality Distribution, Inc. (the “Company”) hereby appoints Gerald L. Detter and Timothy B. Page, and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated on the reverse side, all of the common stock of the Company held of record by the undersigned on April 10, 2006, at the Annual Meeting of Shareholders to be held at the Marriott Marquis Hotel, located at 1535 Broadway, New York, NY 10036, at 10:00 a.m. on Thursday, May 18, 2006 or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2006, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxies will vote for election of a substitute nominee proposed by the Board of Directors.

(Continued and to be signed on the reverse side.)